                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report in this Form SB-2 registration statement covering the registration of up to 38,215,139 shares of common stock, warrants granting rights to purchase up to
16,166,714 shares of common stock and debentures granting rights to purchase up to 37,862,500 shares of common stock, of our report dated May 24, 2005 included in Relationserve Media, Inc.'s Form 10-KSB for the year ended December 31, 2005 and to all references to our Firm included in this registration statement.

/s/ McKean Paul Chrycy Fletcher & Co.
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Miami, Florida,
 March 19, 2006.